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                                  EXHIBIT 99.6

        FORM OF STOCK OPTION ASSUMPTION AGREEMENT FOR ORCA SYSTEMS, INC.


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                             NETWORK APPLIANCE, INC.

                        STOCK OPTION ASSUMPTION AGREEMENT
                               ORCA SYSTEMS, INC.

                      1999 STOCK OPTION/STOCK ISSUANCE PLAN



OPTIONEE: _______________,

             STOCK OPTION ASSUMPTION AGREEMENT effective as of the 14th day of June, 2000.

             WHEREAS, the undersigned individual ("Optionee") holds one or more outstanding options to purchase shares of the common stock of Orca Systems, Inc., a Delaware corporation ("Orca"), which were granted to Optionee under Orca Systems, Inc. 1999 Stock Option/Stock Issuance Plan (the "Plan").

             WHEREAS, each of those options is evidenced by a Stock Option Agreement (the "Option Agreement") issued to Optionee under the Plan.

             WHEREAS, Orca has been acquired by Network Appliance, Inc., a California corporation ("NetApp"), through the merger of Orca Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of NetApp ("Merger Sub"), with and into Orca (the "Merger") pursuant to the Agreement and Plan of Merger by and among NetApp, Orca and Merger Sub, dated June 1, 2000 (the "Merger Agreement").

             WHEREAS, the provisions of the Merger Agreement require the obligations of Orca under each outstanding option under the Plan to be assumed by NetApp at the consummation of the Merger and the holder of each outstanding option to be issued an agreement evidencing the assumption of such option.

             WHEREAS, pursuant to the provisions of the Merger Agreement, the exchange ratio (the "Exchange Ratio") in effect for the Merger is 0.139209 of a share of NetApp common stock ("NetApp Stock") for each outstanding share of Orca common stock ("Orca Stock") (rounded down to the nearest whole number of shares of NetApp Stock).

             WHEREAS, the purpose of this Agreement is to evidence the assumption by NetApp of the outstanding options held by Optionee at the time of the consummation of the Merger (the "Effective Time") and to reflect certain adjustments to those options which have become necessary in connection with their assumption by NetApp in the Merger.

             NOW, THEREFORE, it is hereby agreed as follows:

             1. The number of shares of Orca Stock subject to the options held by Optionee immediately prior to the Effective Time (the "Orca Options") and the exercise price




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payable per share are set forth below. NetApp hereby assumes, as of the
Effective Time, all the duties and obligations of Orca under each of the Orca Options. In connection with such assumption, the number of shares of NetApp Stock purchasable under each Orca Option hereby assumed and the exercise price payable thereunder have been adjusted to reflect the Exchange Ratio. Accordingly, the number of shares of NetApp Stock subject to each Orca Option hereby assumed shall be as specified for that option below, and the adjusted exercise price payable per share of NetApp Stock under the assumed Orca Option shall also be as indicated for that option below.


               ORCA STOCK OPTIONS                             NETAPP ASSUMED OPTIONS
------------------------------------------------- -----------------------------------------------
                                                      # of Shares
   # of Shares of Orca        Exercise Price           of NetApp           Adjusted Exercise
      Common Stock               per Share           Common Stock           Price per Share
-------------------------- ---------------------- -------------------- --------------------------
                           $                                           $
-------------------------- ---------------------- -------------------- --------------------------

             2. The intent of the foregoing adjustments to each assumed Orca Option is to assure that the spread between the aggregate fair market value of the shares of NetApp Stock purchasable under each such option and the aggregate exercise price as adjusted pursuant to this Agreement will not, immediately after the consummation of the Merger, be greater than the spread which existed, immediately prior to the Merger, between the then aggregate fair market value of the Orca Stock subject to the Orca Option and the aggregate exercise price in effect at such time under the Option Agreement. Such adjustments are also intended to preserve, immediately after the Merger, on a per share basis, the same ratio of exercise price per option share to fair market value per share which existed under the Orca Option immediately prior to the Merger.

             3. Each Orca Option shall continue to have a maximum term of ten
(10) years from the date of grant, subject to earlier termination (as provided in the applicable Option Agreement) following Optionee's cessation of service or employment.

             4. The following provisions shall govern each Orca Option hereby assumed by NetApp:

                         (a) Unless the context otherwise requires, all
             references in each Option Agreement and the applicable Plan (to the extent incorporated into such Option Agreement) shall be adjusted as follows: (i) all references to the "Company" shall mean NetApp,
             (ii) all references to "Stock," "Common Stock" or "Shares" shall mean shares of NetApp Stock, (iii) all references to the "Board" shall mean the Board of Directors of NetApp and (iv) all references to the "Committee" shall mean the Compensation Committee of the NetApp Board of Directors.

                         (b) Except as modified by this Agreement, the grant
             date and the expiration date of each assumed Orca Option and all other provisions which govern either the exercise or the termination of the assumed Orca Option shall remain the same as set forth in the Option Agreement applicable to that option,



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             and the provisions of the applicable Plan and the Option Agreement shall accordingly govern and control Optionee's rights under this Agreement to purchase NetApp Stock under the assumed Orca Option.

                         (c) Each Orca Option assumed by NetApp which was
             originally designated as an Incentive Stock Option under the federal tax laws shall retain such Incentive Stock Option status to the maximum extent allowed by law.

                         (d) Each Orca Option hereby assumed by NetApp shall
             continue to vest and become exercisable in accordance with the same installment vesting schedule in effect for that option under the applicable Option Agreement immediately prior to the Effective Time; except, that the number of shares subject to each such installment shall be adjusted to reflect the Exchange Ratio.

                         (e) For purposes of applying any and all provisions of
             the Option Agreement and the applicable Plan relating to Optionee's status as an employee or a consultant of Orca, Optionee shall be deemed to continue in such status as an employee or a consultant for so long as Optionee renders services as an employee or a consultant to NetApp or any present or future majority-owned NetApp subsidiary. Accordingly, the provisions of the Option Agreement governing the termination of the assumed Orca Options upon Optionee's cessation of service as an employee or a consultant of Orca shall hereafter be applied on the basis of Optionee's cessation of employee or consultant status with NetApp and its subsidiaries, and each assumed Orca Option shall accordingly terminate, within the designated time period in effect under the Option Agreement for that option, following such cessation of employee or consultant status.

                         (f) The adjusted exercise price payable for the NetApp
             Stock subject to each assumed Orca Option shall be payable in any of the forms authorized under the Option Agreement applicable to that option. For purposes of determining the holding period of any shares of NetApp Stock delivered in payment of such adjusted exercise price, the period for which such shares were held as Orca Stock prior to the Merger shall be taken into account.

                         (g) In order to exercise each assumed Orca Option,
             Optionee must deliver to NetApp a written notice of exercise in which the number of shares of NetApp Stock to be purchased thereunder must be indicated. The exercise notice must be accompanied by payment of the adjusted exercise price payable for the purchased shares of NetApp Stock and should be delivered to NetApp at the following address:

                          Network Appliance, Inc.
                          495 East Java Drive
                          Sunnyvale, CA 94089
                          Attention:  Janice Mahoney



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             5. Except to the extent specifically modified by this Option
Assumption Agreement, all of the terms and conditions of each Option Agreement as in effect immediately prior to the Merger shall continue in full force and effect and shall not in any way be amended, revised or otherwise affected by this Stock Option Assumption Agreement.

             IN WITNESS WHEREOF, Network Appliance, Inc. has caused this Stock Option Assumption Agreement to be executed on its behalf by its duly-authorized officer as of the 14th day of June, 2000.


                                       NETWORK APPLIANCE, INC.

                                       By:
                                          ---------------------------------
                                          DANIEL J. WARMENHOVEN, PRESIDENT


                                 ACKNOWLEDGMENT


             The undersigned acknowledges receipt of the foregoing Stock Option Assumption Agreement and understands that all rights and liabilities with respect to each of his or her Orca Options hereby assumed by NetApp are as set forth in the Option Agreement, the applicable Plan and such Stock Option Assumption Agreement.


                                       ------------------------------------
                                                           , OPTIONEE
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DATED:                    , 2000
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